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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 1, 2001


                               SOFTLOCK.COM, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


                   33-37751-D                       84-1130229
                   -------------------------------------------
        (Commission File Number)     (IRS Employer Identification No.)


                5 CLOCK TOWER PLACE, SUITE 440 MAYNARD, MA 01754
                ------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (978) 461-5940
                                 ---------------
              (Registrant's telephone number, including area code):


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

On May 1, 2001 the Registrant issued a press release titled "Digital Goods Announces Reduction of Operations" in which the Registrant announced a significant reduction of operations. The Registrant noted that it had been unsuccessful in its efforts to obtain additional financing to sustain operations, and the board of directors had determined that immediate action was necessary.

The Registrant announced that, effective immediately, it was taking steps to conserve cash and reduce expenditures while at the same time maintaining the integrity of its intellectual property. As a result, it announced the layoff of 39 employees including all vice presidents and the president and Chief Executive Officer, leaving four employees remaining with the Registrant. The press release noted that operations would be reduced significantly as the Registrant determined the proper course of action to maximize the value of the remaining assets.

The Registrant also announced that it had engaged an outside consultant as a special adviser to assist in the winding down of operations. The consultant is working with the board of directors to assess the Registrant's alternatives, develop an action plan and assist in the execution of that plan.

The Registrant also announced that it had engaged the firm of Bramson and Pressman as an adviser to assist the company in maximizing the value of certain intellectual property assets, including the Registrant's portfolio of issued and pending patents, through a variety of potential transactions. The press release noted that these transactions could include the sale, licensing or further development of the intellectual property alone, or as part of a transaction involving the sale of the assets, and/or securing a source of additional financing to further the goals noted above.

The Registrant also announced, that Dr. Jonathan Schull, the founder and a member of the Registrant's board, had been appointed to and would assume the titles and duties of president and chief executive officer and that he would remain on the board of directors. The Registrant also announced that it had received the resignations of all of its other directors and further announced that the annual meeting, which was previously scheduled for May 17, had been postponed. The press release indicated that the board had not scheduled a new date for the annual meeting.

The press release stated that certain aspects of these arrangements will require approval by some of the Registrant's investors.

Also on May 1, 2001, in a related development, The Nasdaq Stock Market issued a press release that stated that it was halting trading in the Registrant's common stock until the Registrant has fully satisfied Nasdaq's request for additional information.

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 1, 2001                       SOFTLOCK.COM, INC.
                                           (Registrant)

                                           BY: /s/ Jonathan Schull
                                           -----------------------

                                           Jonathan Schull
                                           President and Chief Executive Officer